EXHIBIT 23.2

CONSENT OF COUNSEL

We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus contained in this Registration Statement.

HODGSON RUSS LLP
By:	/s/ Ward B. Hinkle
Ward B. Hinkle

July 1, 2005
Buffalo, New York